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                                                                   Exhibit  23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 \Nos. 33-59061 and 33-78694) pertaining to the Immunex Corporation Stock Option Plan and Director Stock Option Plan of our report dated January 19, 1996, with respect to the consolidated financial statements and schedule of Immunex Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                        Ernst & Young, LLP


Seattle, Washington
March 15, 1996



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